As filed with the Securities and Exchange Commission on May 8, 2001

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report - May 7, 2001

Commission                                         Registrant, State of Incorporation                                 I.R.S. Employer
File Number                                         Address and Telephone Number                                  Identification No.

0-25595                                                 Niagara Mohawk Holdings, Inc.                               16-1549726
                                                               (a New York corporation)
                                                               300 Erie Boulevard West
                                                               Syracuse, New York 13202
                                                               315.474.1511

1-2987                                                   Niagara Mohawk Power Corporation                     15-0265555
                                                               (a New York corporation)
                                                               300 Erie Boulevard West
                                                               Syracuse, New York 13202
                                                               315.474.1511

Item 5.    Other Events

(a)     On May 7, 2001, Niagara Mohawk Holdings, Inc. issued a press release relating to its first quarter earnings for 2001.
          See attached Exhibit No. 99.

Item 7.   Financial Statements and Exhibits

(c)     Exhibits – Following is the list of exhibits furnished in accordance with the provisions of Item 601 of Regulation S-K, filed as part of this current report on Form 8-K.

         Exhibit No. 99 – Press release of Niagara Mohawk Holdings, Inc. issued on May 7, 2001 relating to its first quarter earnings for 2001.

NIAGARA MOHAWK HOLDINGS, INC. AND SUBSIDIARY COMPANIES

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                                                                 NIAGARA MOHAWK HOLDINGS, INC.
                                                                                                           (Registrant)

Date:  May 7, 2001                                       By:     /s/ Steven W. Tasker
                                                                              Steven W. Tasker
                                                                              Vice President–Controller and
                                                                              Principal Accounting Officer,
                                                                              in his respective capacities as such

                                                                                 NIAGARA MOHAWK POWER CORPORATION
                                                                                                           (Registrant)

Date:  May 7, 2001                                       By:     /s/ Steven W. Tasker
                                                                               Steven W. Tasker
                                                                               Vice President–Controller and
                                                                               Principal Accounting Officer,
                                                                               in his respective capacities as such

EXHIBIT INDEX

Following is the index of Exhibits furnished in accordance with the provisions of Item 601 of Regulation S-K, filed as part of this current report on Form 8-K.

Exhibit No. 99 - Press release of Niagara Mohawk Holdings, Inc. issued on May 7, 2001 relating to its first quarter earnings for 2001.

EXHIBIT NO. 99

NIAGARA MOHAWK HOLDINGS REPORTS FIRST QUARTER 2001 EARNINGS

SYRACUSE, May 7 - Niagara Mohawk Holdings, Inc. (NYSE: NMK), parent company of Niagara Mohawk Power Corp. (Niagara Mohawk), a regulated energy delivery company, today reported earnings for the first quarter of 2001.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the twelve months ended March 31, 2001 were $1.10 billion, compared to a level of $1.13 billion for the year ended December 31, 2000.

The company reported earnings of $40.9 million, or 26 cents per share, which includes $12.8 million, or 8 cents per share for the cumulative effect of adopting Statement of Financial Accounting Standards (SFAS) No. 133 - “Accounting for Derivative Instruments and Hedging Activities.” This compares to earnings of $14.5 million, or 8 cents per share in the first quarter of 2000. Reported earnings have been and will continue to be substantially depressed due to the non-cash charges related to the Master Restructuring Agreement.

Earnings for the first quarter of 2001 were also positively impacted by $12.8 million, or 8 cents per share for lower income taxes caused by a change in the intra-period tax allocation methodology for recognizing the flow-through of certain tax benefits and liabilities; by $11.0 million, or 7 cents per share due to a credit related to New York State’s “Power For Jobs” economic development program; by $5.5 million, or 3 cents per share due to lower interest costs; and by $4.4 million, or 3 cents per share for an incentive related to the sale of the Roseton Station.

E arnings for the first quarter of 2001 were reduced by $15.8 million, or 10 cents per share, as a result of Niagara Mohawk’s exposure to higher natural gas prices in its purchased power portfolio; by $4.2 million, or 3 cents per share for a higher bad debt reserve reflecting higher gas prices to customers; and by $3.3 million, or 2 cents per share related to the third phase of electricity price reductions under the company’s regulatory restructuring agreement.

Significantly higher natural gas prices impacted Niagara Mohawk’s fuel and purchased power costs, principally because restructured contracts with Independent Power Producers began indexing to natural gas prices in July 2000. Fuel and purchased power costs were also higher because of an indexed contract with an IPP not part of the MRA. Niagara Mohawk has taken steps to hedge against further volatility in natural gas prices, largely by purchasing NYMEX gas futures contracts through August 2001, which marks the end of the fixed price period in Niagara Mohawk’s multi-year regulatory agreement.

The company reported a loss of $20.1 million, or a loss of 12 cents per share for the twelve months ended March 31, 2001, compared to a loss of $71.4 million, or a loss of 39 cents per share for the twelve months ended March 31, 2000. The loss for the twelve months ended March 31, 2001 included $12.8 million, or 8 cents per share for the cumulative effect of adopting SFAS No. 133. The twelve-month period ended March 31, 2000 includes an extraordinary item related to the cost of the early retirement of debt of $23.8 million, or 13 cents per share.

Results for the twelve months ended March 31, 2001 were increased by $24.3 million, or 15 cents per share due to lower interest expense; by $21.2 million, or 13 cents per share for higher gas margin during the twelve months ended March 31, 2001; by $19.4 million, or 12 cents per share for insurance proceeds and disaster relief associated with the 1998 ice storm restoration effort; $12.8 million, or 8 cents per share for lower income taxes caused by a change in the intra-period tax allocation methodology for recognizing the flow-through of certain tax benefits and liabilities; and by $11.0 million, or 7 cents per share due to a credit related to New York State’s “Power For Jobs” economic development program.

Results for the twelve months ended March 31, 2001 were negatively impacted by $63.4 million, or 39 cents per share as a result of Niagara Mohawk’s exposure to higher natural gas prices in its purchased power portfolio; and by $11.4 million, or 7 cents per share as a consequence of the second and third phases of electricity price reductions provided in Niagara Mohawk’s regulatory restructuring agreement.

Niagara Mohawk’s electric revenues for the first quarter of 2001 were $823.6 million, down slightly from the same period in 2000. Electric revenues for the twelve months ended March 31, 2001 were $3.2 billion, unchanged compared to the same period a year ago.

Retail sales of electricity for the three months and twelve months ended March 31, 2001 decreased 0.8 percent and 8.6 percent, respectively, compared to the same periods in 2000, primarily reflecting that more customers chose to buy electricity from other energy service providers. Total deliveries of electricity, which include deliveries to customers who chose to buy electricity from other energy service providers, were up 1.1 percent for the first quarter of 2001, and down 0.9 percent for the twelve months ended March 31, 2001, compared to the same periods in 2000.

Niagara Mohawk’s natural gas revenues for the first quarter of 2001 were $356.1 million, up 44.9 percent from the same period in 2000. For the twelve months ended March 31, 2001, natural gas revenues were $768.8 million, up 32.7 percent, compared to the same period in 2000. Revenues in both periods were up primarily because of the higher market price of natural gas. Niagara Mohawk does not profit from the higher market price of natural gas. The company passes the cost of the commodity directly on to customers without markup.

Retail sales of natural gas for the three months and twelve months ended March 31, 2001, decreased 0.7 percent and increased 7.0 percent, respectively, compared to the same periods in 2000. The increase in the twelve-month period was primarily due to colder weather. Total gas deliveries, which includes the transportation of customer-owned gas, were down 3.8 percent for the first quarter of 2001, and up 3.0 percent for the twelve months ended March 31, 2001.

Consolidated Statements of Income will be filed with the Securities and Exchange Commission on Form 8-K.

The company will host an earnings conference call today at 10:00 a.m. EDT to discuss first quarter earnings. In order to join the conference call, domestic callers may dial 877-692-2587; international callers may dial 973-633-1010 after 9:50 a.m. For those unable to join the call at that time, a replay will be available for one week by calling 877-519-4471, pin #2559229; the international replay number is 973-341-3080, pin #2559229.

In addition, the conference call will be webcast live and archived at http://www.NiagaraMohawk.com and http://www.StreetEvents.com. Listeners should go to either web site at least fifteen minutes before the event to download and install any necessary audio software. A replay will be available beginning approximately two hours after the conclusion of the conference call. There is no charge to access the call.

NOTE: This release contains statements that constitute forward-looking information. Such statements are subject to certain risks, uncertainties and assumptions. All of these forward-looking statements are based on estimates and assumptions made by the company’s management which, although believed by the company’s management to be reasonable, are inherently uncertain. Such forward-looking statements are not guarantees of future performance or results and involve certain risks and uncertainties. Actual results or developments may differ materially from the forward-looking statements as a result of various factors.

NIAGARA MOHAWK HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

                                                                           In thousands of dollars
                                                                   Three Months Ended      Twelve Months Ended
                                                                       March 31,                March 31,
                                                                  2001         2000         2001         2000
----------------------------------------------------------------------------------------------------------------
OPERATING REVENUES:
Electric                                                      $  977,224   $  929,269   $3,847,881   $3,529,492
Gas                                                              389,813      264,339      858,671      621,158
Other                                                                180          977        5,352        8,987
----------------------------------------------------------------------------------------------------------------
                                                               1,367,217    1,194,585    4,711,904    4,159,637
----------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES:
Electricity purchased                                            440,675      375,055    1,780,566    1,212,574
Fuel for electric generation                                      14,317       13,330       75,327      145,893
Gas purchased                                                    280,364      156,986      557,422      339,848
Other operation and maintenance expenses                         258,495      222,868      949,337      943,730
Amortization/accretion of MRA/IPP buyout costs                    91,073       93,658      372,902      366,719
Depreciation and amortization                                     77,887       77,950      312,274      328,607
Other taxes                                                       50,583       68,332      266,809      358,932
----------------------------------------------------------------------------------------------------------------
                                                               1,213,394    1,008,179    4,314,637    3,696,303
----------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                 153,823      186,406      397,267      463,334
Other income (deductions)                                          2,334       (4,918)      (6,290)         423
----------------------------------------------------------------------------------------------------------------
INCOME BEFORE INTEREST CHARGES                                   156,157      181,488      390,977      463,757
Interest charges                                                 102,895      111,332      428,837      466,297
Preferred dividend requirement of subsidiary                       7,758        7,904       31,291       35,688
----------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES                                 45,504       62,252      (69,151)     (38,228)
Income taxes                                                      17,380       47,778      (37,167)       9,411
----------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM AND CUMULATIVE
 EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE                       28,124       14,474      (31,984)     (47,639)
Extraordinary item - Loss from the extinguishment of debt,
  net of tax                                                           -            -         (909)     (23,807)
Cumulative effect of change in accounting principle, net
  of tax                                                          12,790            -       12,790            -
----------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                             $   40,914   $   14,474   $  (20,103)  $  (71,446)
----------------------------------------------------------------------------------------------------------------
Average number of shares of common
 stock outstanding (in thousands)                                160,240      177,352      163,136      184,201

Basic and diluted earnings (loss) per average share of
 common stock before extraordinary item and cumulative
 effect of change in accounting principle                     $     0.18   $     0.08   $    (0.20)  $    (0.26)

Extraordinary item per average share of common stock                   -            -           --        (0.13)
Cumulative effect of change in accounting principle                 0.08            -         0.08            -
----------------------------------------------------------------------------------------------------------------
Basic and diluted earnings (loss) per average
 share of common stock                                        $     0.26   $     0.08   $    (0.12)  $    (0.39)
----------------------------------------------------------------------------------------------------------------
OTHER OPERATING DATA:
Earnings before interest charges, interest income, income taxes,
depreciation and amortization, and other regulatory adjustments (EBITDA)                $1,102,600   $1,182,800
Net cash interest                                                                       $  349,300   $  377,000
Ratio of EBITDA to net cash interest                                                           3.2          3.1

NOTES:

-  The above information is not given in connection with any sale or offer to sell or buy any stock or security.
-  The Company files periodic reports pursuant to the Securities Exchange Act of 1934. Accordingly, with respect to the financial information set forth above, you are requested to refer to such filings for more detailed information.

NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

                                                                    In thousands of dollars
                                                           Three Months Ended       Twelve Months Ended
                                                                March 31,                 March 31,
                                                           2001         2000         2001           2000
-----------------------------------------------------------------------------------------------------------
OPERATING REVENUES:
Electric                                               $  823,566   $  828,046    $3,234,773    $3,226,057
Gas                                                       356,140      245,847       768,795       579,155
-----------------------------------------------------------------------------------------------------------
                                                        1,179,706    1,073,893     4,003,568     3,805,212
-----------------------------------------------------------------------------------------------------------
OPERATING EXPENSES:
Electricity purchased                                     291,053      279,890     1,187,086       925,963
Fuel for electric generation                               14,317       13,330        75,327       145,893
Gas purchased                                             249,760      138,432       468,852       298,288
Other operation and maintenance expenses                  248,625      217,656       919,036       919,798
Amortization/accretion of MRA/IPP buyout costs             91,073       93,658       372,902       366,719
Depreciation and amortization                              77,768       77,832       311,739       328,070
Other taxes                                                50,403       67,995       265,919       358,114
-----------------------------------------------------------------------------------------------------------
                                                        1,022,999      888,793     3,600,861     3,342,845
-----------------------------------------------------------------------------------------------------------
OPERATING INCOME                                          156,707      185,100       402,707       462,367
Allowance for other funds used during construction            797         (264)        3,511         3,013
Other deductions                                           (1,586)      (7,101)      (21,690)      (12,078)
-----------------------------------------------------------------------------------------------------------
INCOME BEFORE INTEREST CHARGES                            155,981      177,735       384,528       453,302
Allowance for borrowed funds used during construction        (906)         281        (4,348)       (4,567)
Interest charges                                          103,801      111,051       433,185       470,864
-----------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES                          53,023       66,403       (44,309)      (12,995)
Income taxes                                               17,774       45,570       (37,322)        4,282
-----------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                    35,249       20,833        (6,987)      (17,277)
Extraordinary item - Loss from the extinguishment
     of debt, net of income taxes                               -            -          (909)      (23,807)
-----------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                          35,249       20,833        (7,896)      (41,084)
Dividends on preferred stock                                7,758        7,904        31,291        35,688
-----------------------------------------------------------------------------------------------------------
BALANCE AVAILABLE FOR COMMON STOCK                     $   27,491   $   12,929    $  (39,187)   $  (76,772)
-----------------------------------------------------------------------------------------------------------

NOTES:

-  The above information is not given in connection with any sale or offer to sell or buy any stock or security.
-  The Company files periodic reports pursuant to the Securities Exchange Act of 1934. Accordingly, with respect to the financial information set forth above, you are requested to refer to such filings for more detailed information.

NIAGARA MOHAWK HOLDINGS, INC.
(Unaudited)
EARNINGS REPORT
(In thousands of dollars)

                                                   Three Months Ended     Twelve Months Ended
                                                       March 31,               March 31,
                                                 2001       2000          2001         2000
                                             -----------  -----------  ----------   -----------
Operating Revenues                          $1,367,217   $1,194,585   $4,711,904   $4,159,637
Operating Income                               153,823      186,406      397,267      463,334
Income (Loss) Before Extraordinary Item
  and Cumulative Effect of a Change in
  Accounting Principle                          28,124       14,474      (31,984)     (47,639)
Extraordinary Item for Loss from
  Extinguishment of Debt (Net)                      --           --         (909)     (23,807)
Cumulative Effect of Change in Accounting
  Principle                                     12,790           --       12,790           --
Net Income (Loss)                           $   40,914   $   14,474   $  (20,103)  $  (71,446)
Average Number of Shares of
  Common Stock Outstanding
  (in thousands)                               160,240      177,352      163,136      184,201
Basic and Diluted Earnings (Loss) per
  Average Share of Common Stock Before
  Extraordinary Item and Cumulative Effect
  of Change in Accounting Principle         $     0.18   $     0.08   $    (0.20)  $    (0.26)
Extraordinary Item Per Average Share of
  Common Stock                                      --           --           --        (0.13)

Cumulative Effect of Change in Accounting
  Principle                                 $     0.08   $       --   $     0.08   $       --
Basic and Diluted Earnings (Loss) per
  Average Share of Common Stock             $     0.26   $     0.08   $    (0.12)  $    (0.39)
                                            -----------  -----------  -----------  -----------

Note 1:   The above information is not given in connection with any sale or offer to sell or buy any stock or security
Note 2:   The company files periodic reports pursuant to the Securities Exchange Act of 1934. Accordingly, with respect to the financial information set forth above, you are requested to refer to such filings for more detailed information.